[Letterhead of Spector, Wong & Davidian, LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation in the Registration Statement on Form S-1 of our report dated January 28, 2008, (except for Note 2, as to which the date is April 28, 2008, and for Note 3, 4, 5, and 6, as to which the date is August 29, 2008 and Note 9, as to which the date is December 2, 2008 and for Note 1, as to which is February 9, 2009), for the year ended December 31, 2007 and to the reference to our Firm under the heading "Experts" in this Registration Statement.



/s/SPECTOR, WONG & DAVIDIAN, LLP
-------------------------------
Spector, Wong & Davidian, LLP
Pasadena, California
February 12, 2009




	See accompanying summary of accounting policies and notes to financial statements.